10616 Scripps Summit Court
                                             San Diego, CA 92131

                                             TEL: 858-795-2000
                                             FAX: 858-795-2001
                                             e-mail: nshd@nshd.com
                                             www.nshd.com





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Retalix Holdings, Inc.
Plano, Texas



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file no. 333-14238, 333-12146, 333-09840, 333-109874 and
333-118930) and Form F-3 (file no. 333-110681) of Retalix Ltd. (the "Company") of our report dated March 7, 2005, relating to the financial statements of Retalix Holdings, Inc., appearing in the Company's Annual Report on Form 20-F for the year ended December 31, 2004.



/s/ Nation Smith Hermes Diamond


San Diego, California
March 21, 2005